UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

EMBECTA CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-41186	87-1583942
(Commission File Number)	(IRS Employer Identification No.)

300 Kimball Drive, Suite 300, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, Ajay Kumar, the Chief Human Resources Officer (“CHRO”) of Embecta Corp. (the “Company”), and the Company mutually agreed to Mr. Kumar’s resignation from his role as CHRO, effective July 16, 2023.
In connection with his separation, the Compensation and Management Development Committee of the Board of Directors of the Company approved the entry into a Separation Agreement between Mr. Kumar and the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, dated June 30, 2023, Mr. Kumar will remain employed in his role as CHRO until July 16, 2023, after which his employment with the Company will terminate. Subject to the execution and non-revocation of a release of claims in favor of the Company following July 16, 2023, he will be entitled to receive: (i) cash severance payments in the amount of $720,000, representing 12 months of base salary and target short-term incentive, which will be supplemented with his prorated target bonus for 2023 and 12 months of COBRA premiums; (ii) continued vesting of all outstanding and unvested equity awards held by Mr. Kumar as of immediately prior to his last day of employment that would have vested on or before November 30, 2023 had he been employed on such date; and (iii) outplacement services for a period of 12 months. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2023.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits

The following is furnished as an exhibit to this report:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBECTA CORP.

	By:	/s/ Jeff Mann
Jeff Mann Senior Vice President, General Counsel, Head of Business Development and Corporate Secretary

Dated: July 5, 2023